[Exhibit 99.28.j. Consent of Independent Public Accountants]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2011, with respect to the financial statements and financial highlights of the Stock Fund, International Alpha Strategies Fund, Small Cap Growth Fund, Large Cap Growth Fund, Kansas Tax-Exempt Bond Fund, Short-Term Bond Fund. Core Plus Fund, U.S. Inflation-Indexed Fund, and Active Interest Rate Management Fund, (nine of the portfolios constituting the American Independence Funds Trust) appearing in the October 31, 2011 Annual Report to Shareholders on Form N-CSR, which is incorporated by reference in this Post-Effective Amendment No. 73 to the Registration Statement No. 333-124214 on Form N-1A (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statement of Additional Information.

/s/ GRANT THORNTON LLP

Chicago, Illinois

February 29, 2012